Exhibit 21

                SUBSIDIARIES AND AFFILIATES OF TOSCO CORPORATION
                             (A Nevada Corporation)

                                                   JURISDICTION OF INCORPORATION

AZL Resources, Inc.                                            Arizona
    Arizona-Florida Land & Cattle Company                      Florida
    AZCO Properties, Inc.                                      Colorado
    AZL Engineering, Inc.                                      Arizona
    Breckenridge Nordic Village Corporation                    Colorado
C. S. Land, Inc.                                               California
Davis Point Pipeline Company                                   California
Diablo Service Corporation                                     California
Emerald Shipping Corporation                                   Delaware
Golden Valley Pipeline Company                                 California
International Energy Insurance Limited                         Bermuda
Marcus Hook Refining Company                                   Delaware
O. S. Land Services, Inc.                                      Colorado
Pacific Northwest Energy Company                               Washington
Royal Triton Company                                           Delaware
Seminole Fertilizer Corporation                                Delaware
    Ridgewood Chemical Corporation                             Delaware
The Circle K Corporation                                       Delaware
    Circle K Stores Inc.                                       Texas
       Charter Marketing (Connecticut)                         Connecticut
       Circle K Arizona Limited Partnership                    Arizona
       Circle K Enterprises Inc.                               Delaware
       TMC Franchise Corporation                               Arizona
       Circle K International, Inc. (US)                       Texas
       Circle K Money Orders Corp.                             Texas
       CKC, Inc.                                               Massachusetts
       CKST Corporation                                        Texas
       Spirit Enterprises, Inc.                                Delaware
       K-Cal Ventures Inc.                                     Arizona LLC
       Circle K Licensing Company, Inc.                        Texas
The Oil Shale Corporation                                      Delaware
Tosco (C-TI), Inc.                                             Delaware
Tosco (C-TLP), Inc.                                            Delaware
Tosco (U.K.) Ltd.                                              Delaware
Tosco Capital Corp.                                            Delaware
Tosco Commercial Inc.                                          Delaware
Tosco Europe Limited                                           United Kingdom
Tosco Funding Corporation                                      Delaware
Tosco Holdings Corp.                                           Delaware
Tosco L. P.                                                    Delaware L.P.
Tosco Marketing, Inc.                                          Delaware
Tosco Northwest Properties III, Inc.                           Delaware
Tosco Northwest, Inc. (formerly Western
           Hemisphere Corporation)                             Delaware
       Avon Marine Corp.                                       Delaware
       Riverhead Marine Corp.                                  Delaware
Tosco Operating Company, Inc. (formerly T
     Northwest Properties II, Inc.)                            Delaware
Tosco Power, Inc.                                              Delaware
Tosco Processing & Marketing, Inc.                             Delaware
       Bayway Refining Company                                 Delaware
       Tosco Pipeline Company                                  Delaware
Tosco Refining Company, Inc.                                   Delaware
Tosco Refining L. P.                                           Delaware L.P.
Tosco Terminal Company                                         Delaware
Tosco Trading, Transportation and Supply, Inc.                 Delaware
Toscopetro Corporation                                         Delaware
TPC Pipe Line Company                                          Delaware
Union Pipeline Company (California)
       (formerly Unocal California Pipeline Company)           California
Unocal 76 Mexico                                               Mexico
Unocal Expresslube, Inc.                                       Illinois
Unocal Pacific Blending PTE Ltd.                               Singapore